Exhibit 99.1
Alpha and Omega Semiconductor Announces
Appointment of President and Retirement of Chief Operating Officer

SUNNYVALE, Calif., November 13, 2020 (BUSINESS WIRE) -- Alpha and Omega Semiconductor Limited ("AOS") (Nasdaq: AOSL) today announced that its Board of Directors has appointed and promoted Stephen Chang, currently Executive Vice President of Product Line Management, to be the President of AOS, effective January 1, 2021. Stephen Chang will report to Dr. Mike Chang, the Chairman of the Board and Chief Executive Officer of AOS, and manage Sales and Marketing, R&D, Operations and Quality functions.
AOS also announced that Dr. Yueh-se Ho will retire as Chief Operating Officer, effective January 1, 2021. Dr. Ho is a co-founder of AOS and has served in a number of leadership positions since AOS’s inception during his career. Dr. Ho will continue to serve as a member of the AOS Board of Directors.
“Dr. Ho has made many critical, groundbreaking and lasting contributions to AOS during his career,” said Dr. Mike Chang. “His many years of leadership and professionalism have positively impacted our business and contributed substantially to our success. Importantly, he provided AOS with a strong operational and financial foundation that will enable us to continue to grow and prosper. On behalf of all of us at the AOS family, I express our deepest appreciation for Dr. Ho’s dedicated service, and we are grateful that he will continue to provide us with valuable guidance and counsel as a member of our Board of Directors.”
“It has been an honor and privilege to be a part of the team that built and expanded AOS since its founding, and I am proud of the numerous accomplishments that we have achieved together,” said Dr. Ho. “We are focused on executing our growth strategy, and AOS is well on its way to becoming one of the world’s leading power semiconductor companies. I am delighted that Dr. Wenjun Li, our Senior Vice President of Worldwide Manufacturing, with over 20 years of manufacturing and engineering experience, will assume my responsibility in operations. I am also pleased that Stephen Chang will take on an expanded leadership role to bring AOS to the next level of success.”
“The Board of Directors is pleased to appoint Stephen as President,” said Mr. Mike Salameh, the Lead Independent Director of the Board. “During the past 10 years, Stephen has demonstrated his leadership skills by delivering solid results and organizational improvements in a variety of management roles. AOS has become a leading supplier of advanced power semiconductors to many of the world’s most well-known electronics companies, and Stephen has been a key driver of this achievement. His breadth of experience is a major asset to AOS as we penetrate new markets and expand our opportunity. By expanding Stephen’s scope of responsibility, we believe AOS will be well-positioned to innovate and drive growth in the dynamic power semiconductor market.”

About Alpha and Omega Semiconductor
Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT, IPM, TVS, HVIC, GaN/SiC, Power IC and Digital Power products. AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables us to introduce innovative products to address the increasingly complex power requirements of advanced electronics. AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions. AOS’ portfolio of products targets high-volume applications, including portable computers, graphic cards, flat-panel TVs, home appliances, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers, and telecommunications equipment. For more information, please visit www.aosmd.com.
Forward-Looking Statements
This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on ’management’s judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, without limitation, references to the ability of AOS to expand its market opportunities and to achieve its business objectives. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, such risk factors as described in the Company’s Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

For investor and media inquiries, please contact:

In the United States:    The Blueshirt Group
Ralph Fong
+1 (415) 489-2195
ralph@blueshirtgroup.com
In China:            The Blueshirt Group Asia
Gary Dvorchak, CFA
+86 (138) 1079-1480
gary@blueshirtgroup.com